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                                                               EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT:

                             Isabella Bank and Trust
                                  Wholly owned

                       Farmers State Bank of Breckenridge
                                  Wholly owned

                                 IBT Title, Inc.
                                  Wholly owned

                            IBT Loan Production, Inc.
                                  Wholly owned

                               IBT Personnel, LLC
                                    79% owned

                      Financial Group Information Services
                                  Wholly owned

                          IB & T Employee Leasing, LLC
                                    79% owned